PARTICIPATION AGREEMENT
                                  By and Among

                   AMERICAN ENTERPRISE LIFE INSURANCE COMPANY

                                       And
                     TEMPLETON VARIABLE PRODUCTS SERIES FUND

                                       And
              FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST

                                       And
                      FRANKLIN TEMPLETON DISTRIBUTORS, INC.





THIS AGREEMENT, made and entered into this day of , 1999 by and among American Enterprise Life Insurance Company organized under the laws of the State of Indiana (the "Company"), on its own behalf and on behalf of each separate account of the Company named in Schedule 1 to this Agreement, as may be amended from time to time (each account referred to as the "Account"), Templeton Variable Products Series Fund and Franklin Templeton Variable Insurance Products Trust, open-end management investment companies and business trusts organized under the laws of the State of Massachusetts [Please revise as appropriate]
(each referred to as the "Fund") and Franklin Templeton Distributors, Inc. a corporation organized under the laws of the State of California (the "Underwriter"), the Fund's principal underwriter.

WHEREAS, the Fund engages in business as an open-end management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance contracts and variable annuity contracts to be offered by insurance companies that have entered into participation agreements substantially identical to this Agreement (the "Participating Insurance Companies"); and

WHEREAS, beneficial interests in the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (the "Portfolios"); and

WHEREAS,  the Fund  has  received  an  order  from  the  Securities  &  Exchange
Commission (the "SEC") granting Participating Insurance Companies and their variable annuity separate accounts and variable life insurance separate accounts relief from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity separate accounts and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and certain qualified pension and retirement plans outside of the separate account context (the "Mixed and Shared Funding Exemptive Order"). The parties to this Agreement agree that the conditions or undertakings specified in the Mixed and Shared Funding Exemptive Order and that may be imposed on the Company, the Fund and/or the Underwriter by virtue of the receipt of such order by the SEC will be incorporated herein by reference, and such parties agree to comply with such conditions and undertakings to the extent applicable to each such party; and

WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

WHEREAS, the Company has registered or will register certain variable annuity and variable life insurance contracts (the "Contracts") under the 1933 Act; and

WHEREAS, the Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under the insurance laws of the State of Indiana, to set aside and invest assets attributable to the Contracts; and

WHEREAS, the Company has registered or will register the Account as a unit investment trust under the 1940 Act; and

WHEREAS, the Underwriter is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Portfolios named in Schedule 2, as such schedule may be amended from time to time (the "Designated Portfolios") on behalf of the Account to fund the Contracts, and the Fund is authorized to sell such shares to unit investment trusts such as the Account at net asset value;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree as follows:

ARTICLE I.  Sale and  Redemption of Fund Shares

1.1. The Fund agrees to sell to the Company those shares of the Designated Portfolios that each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee of the order for the shares of the Fund, as established in accordance with the provisions of the then-current prospectus of the Fund describing purchase procedures on those days on which the Fund calculates its net asset value pursuant to rules of the SEC, and the Fund shall use reasonable efforts to calculate such net asset value on each day on which the New York Stock Exchange is open for trading. For purposes of this Section 1.1, the Company will be the designee of the Fund for receipt of such orders from each Account and receipt by such designee will constitute receipt by the Fund; provided that the Fund receives notice of such order by 10:00 a.m. Eastern Time on the next following business day. "Business Day" will mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

1.2. The Company will pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with Section 1.1 above. Payment will be in federal funds transmitted by wire to the Fund.

1.3. The Fund agrees to make shares of the Designated Portfolios available for purchase at the applicable net asset value per share by Participating Insurance Companies and their separate accounts on those days on which the Fund calculates its Designated Portfolio net asset value pursuant to rules of the SEC; provided, however, that the Board of Trustees of the Fund (the "Fund Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Fund Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1.4. The Fund agrees that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts, qualified pension and retirement plans or such other persons as are permitted under applicable provisions of the Internal Revenue Code of 1986, as amended, (the "Internal Revenue Code"), and regulations promulgated thereunder, the sale to which will not impair the tax treatment currently afforded the Contracts. No shares of any Portfolio will be sold to the general public. The Company agrees that it will use Fund shares only for the purpose of funding the Contracts through the Accounts listed on Schedule 1, as amended from time to time.

1.5. The Fund will not sell Fund shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I, III, and VII of this Agreement are in effect to govern such sales. The Fund will make available upon written request from the Company a list of all other Participating Insurance Companies.

1.6. The Fund agrees to redeem for cash, upon the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its agent of the request for redemption. For purposes of this Section 1.6, the Company will be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee will constitute receipt by the Fund; provided the Fund receives notice of request for redemption by 10:00 a.m. Eastern Time on the next following Business Day. Payment will be in federal funds transmitted by wire to the Company's account as designated by the Company in writing from time to time, on the same Business Day the Fund receives notice of the redemption order from the Company; provided the Fund receives notice of redemption by 10:00 a.m. Eastern Time. If the Fund receives notice of the redemption after 10:00 a.m. Eastern Time, payment for the redeemed shares will be made on the next following Business Day. The Fund reserves the right to delay payment of redemption proceeds, but in no event may such payment be delayed longer than the period permitted under Section 22(e) of the 1940 Act. The Fund will not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds; the Company alone will be responsible for such action.

1.7. The Company agrees to purchase and redeem the shares of the Designated Portfolios offered by the then current prospectus of the Fund in accordance with the provisions of such prospectus.

1.8. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Purchase and redemption orders for Fund shares will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

1.9. The Fund will furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of the declaration of any income, dividends or capital gain distributions payable on each Designated Portfolio's shares. The Company hereby elects to receive all such dividends and distributions as are payable on the Designated Portfolio shares in the form of additional shares of that Designated Portfolio. The Company reserves  the  right  to  revoke  this  election  and to  receive  all such dividends and distributions in cash. The Fund will notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.10.The Fund  will make the net  asset  value  per  share  for each  Designated
     Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and will use its best efforts to make such net asset value per share available by 6:00 p.m. Eastern Time each business day.

ARTICLE II.  Representations and Warranties

2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act and that the Contracts will be issued and sold in compliance with all applicable federal and state laws, including state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account as a separate account under applicable state law and has registered the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, and that it will maintain such registration for so long as any Contracts are outstanding. The Company will amend the registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the Account from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company will register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

2.2. The Company represents that the Contracts are currently and at the time of issuance will be treated as annuity or life insurance contracts under applicable provisions of the Internal Revenue Code, and that it will make every effort to maintain such treatment and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.3. The Company represents and warrants that it will not purchase shares of the Designated Portfolios with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

2.4. The Fund represents and warrants that Fund shares of the Designated Portfolios sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and will remain registered under the 1940 Act for as long as such shares of the Designated Portfolios are sold. The Fund will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund will register and qualify the shares of the Designated Portfolios for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

2.5. The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.6. The Fund represents that its investment objectives, policies and restrictions comply with applicable state investment laws as they may apply to the Fund. The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies, objectives and restrictions) complies with the insurance laws and regulations of any state. The Fund and the Underwriter agree that they will furnish the information required by state insurance laws so that the Company can obtain the authority needed to issue the Contracts in the various states.


2.7. The Fund and the Underwriter shall pay no fee or other compensation to the Company under this Agreement except as provided on Schedule 3. Nevertheless, the Underwriter or an affiliate may make payments (other than pursuant to a Rule 12b-1 Plan) to the Company or it affiliates or to the Contracts' underwriter in amounts agreed to by the Underwriter in writing and such payments may be made out of fees otherwise payable to the Underwriter or its affiliates, profits of the Underwriter or its affiliates, or other resources available to the Underwriter or its affiliates.


2.8. The Fund represents that it is lawfully organized and validly existing under the laws of the State of Massachusetts and that it does and will comply in all material respects with applicable provisions of the 1940 Act.

2.9 The Underwriter represents and warrants that it will distribute the Fund shares of the Designated Portfolios in accordance with all applicable federal and state securities laws including, without limitation, the 1933 Act, the 1934 Act and the 1940 Act.

2.10.The Underwriter represents and warrants that the adviser for the Fund is and will remain duly registered under all applicable federal and state securities laws and that it will perform its obligations for the Fund in accordance in all material respects with any applicable state and federal securities laws.

2.11.The Fund represents and warrants that all of its trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

ARTICLE III.  Prospectuses and Proxy Statements; Voting


3.1. The Fund or the Underwriter will provide the Company, at the Company's expense, with as many copies of the current Fund prospectus for the Designated Portfolios, annual report, semi-annual report and other shareholder communications, including any amendments and supplements to any of the foregoing, as the Company may reasonably request for distribution, at the Company's expense, to prospective contractowners and applicants. The Fund or the Underwriter will provide the Company, at the Fund's expense, with as many copies of said documents as necessary for distribution, at the Company's expense, to existing contractowners. The Fund will provide the copies of said documents to the Company or to its mailing agent. The Company will distribute such documents to existing contractowners. If requested by the Company in lieu thereof, the Fund will provide such documentation, including a final copy of such documents set in type or a computer diskette (or other medium agreed to by the parties) at the Fund's expense, and other assistance as is reasonably necessary in order for the Company at least annually (or more frequently if the Fund prospectus is amended more frequently) to have the Fund's prospectus and the prospectuses of other mutual funds printed together, in which case the Fund will pay its share of reasonable expenses directly related to the required disclosure of information concerning the Fund.


3.2. The Fund's prospectus will state that the statement of additional information for the Fund is available from the Company. The Fund will provide the Company, at the Company's expense, with as many copies of the statement of additional information as the Company may reasonably request for distribution, at the Company's expense, to prospective contractowners and applicants. The Fund will provide, at the Fund's expense, as many copies of said statement of additional information as necessary for distribution, at the Fund's expense, to any existing contractowner who requests such statement or whenever state or federal law otherwise requires that such statement be provided. The Fund will provide the copies of said statement of additional information to the Company or to its mailing agent. The Company will distribute the statement of additional information as requested or required and will bill the Fund for the reasonable cost of such distribution.

3.3. The Fund, at its expense, will provide the Company or its mailing agent with copies of its proxy material in such quantity as the Company will reasonably require for distribution to contractowners. The Company will distribute this proxy material to contractowners at its expense.

3.4. The Company assumes responsibility for ensuring that current prospectuses, annual and semi-annual reports, shareholder communications and proxy material are delivered to contractowners in accordance with applicable securities laws provided the Company receives the required information and/or documentation from the Fund within a reasonable time to allow for compliance with such laws.

3.5.     If and to the extent required by law the Company will:

                  (a)      solicit voting instructions from contractowners;

                  (b) vote the shares of the Designated Portfolios held in the Account in accordance with instructions received from contractowners; and

                  (c) vote shares of the Designated Portfolios held in the Account for which no timely instructions have been received, in the same proportion as shares of such Designated Portfolio for which instructions have been received from the Company's contractowners;

         so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contractowners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies will be responsible for assuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with all legal requirements, including the Mixed and Shared Funding Exemptive Order.

3.6. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Fund either will provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, to comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.


ARTICLE IV.  Sales Material and Information

4.1. The Company will furnish, or will cause to be furnished, to the Fund or the Underwriter, each piece of sales literature or other promotional material in which the Fund, the Underwriter or the adviser of the Fund is named, at least ten (10) business days prior to its use. No such material will be used if the Fund or the Underwriter reasonably objects to such use within five (5) business days after receipt of such material.

4.2. The Company and its agents will not give any information or make any representations or statements on behalf of the Fund or concerning the Fund, the Underwriter or the adviser for the Fund, in connection with the sale of the Contracts other than the information or representations contained in and accurately derived from the registration statement, prospectus or statement of additional information for Fund shares, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in published reports for the Fund which are in the public domain or approved by the Fund or the Underwriter for distribution, or in sales literature or other material provided by the Fund or by the Underwriter, except with permission of the Fund or the Underwriter. The Fund and the Underwriter agree to respond to any request for approval on a prompt and timely basis. Nothing in this Section 4.2 will be construed as preventing the Company or its employees or agents from giving advice on investment in the Fund, subject to compliance with applicable state and federal law.

4.3. The Fund or the Underwriter will furnish, or will cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its Account is named, at least ten (10) business days prior to its use. No such material will be used if the Company reasonably objects to such use within five (5) business days after receipt of such material.

4.4. The Fund and the Underwriter will not give any information or make any representations or statements on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in and accurately derived from a registration statement, prospectus or statement of additional information for the Contracts, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in published reports for each Account or the Contracts which are in the public domain or approved by the Company for distribution to contractowners, or in sales literature or other material provided by the Company, except with permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.

4.5. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the SEC or the NASD.

4.6. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or each Account, contemporaneously with the filing of such document with the SEC or the NASD.

4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., ---- on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication ----
     distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

4.8. The Company agrees and acknowledges that the Underwriter (or its affiliates) is the sole owner of the name and mark "Franklin Templeton" and that all use of any designation comprised in whole or part of such name or mark under this Agreement shall inure to the benefit of the Underwriter. Except as provided in Section 4.1, the Company shall not use any such name or mark on its own behalf or on behalf of the Accounts or Contracts in any registration statement, advertisement, sales literature or other materials relating to the Accounts or Contracts without the prior written consent of the Underwriter. Upon termination of this Agreement for any reason, the Company shall cease all use of any such name or mark as soon as reasonably practicable.

ARTICLE V.  Fees and Expenses

5.1. The Fund will pay no fee or other compensation to the Company under this Agreement, except: (a) if the Fund or any Designated Portfolio adopts and implements a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses, then, subject to obtaining any required exemptive orders or other regulatory approvals, the Fund may make payments to the Company if and in such amounts agreed to by the Fund in writing; and (b) the Fund may pay fees to the Company for services provided to contractowners that are not primarily intended to result in the sale of shares of the Designated Portfolio or of underlying contracts.

5.2. All expenses incident to performance by the Fund of this Agreement will be paid by the Fund to the extent permitted by law. All shares of the Designated Portfolios will be duly authorized for issuance and registered in accordance with applicable federal law and, to the extent deemed advisable by the Fund, in accordance with applicable state law, prior to sale. The Fund will bear the expenses for the cost of registration and qualification of the Fund's shares; preparation and filing of the Fund's prospectus, statement of additional information and registration statement, proxy materials and reports; setting in type and printing the Fund's prospectus; setting in type and printing proxy materials and reports to contractowners (including the costs of printing a Fund prospectus that constitutes an annual report); the preparation of all statements and notices required by any federal or state law; all taxes on the issuance or transfer of the Fund's shares; any expenses permitted to be paid or assumed by the Fund pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act; and all other typesetting, printing and distribution expenses set forth in Article III of this Agreement.

ARTICLE VI.  Diversification

6.1. The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable annuity or life insurance contracts under the Internal Revenue Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will comply with Section 817(h) of the Internal Revenue Code and Treasury Regulation 1.817-5, as amended from time to time, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulation. In the event of a breach of this Article VI by the Fund, it will take all reasonable steps: (a) to notify the Company of such breach; and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

ARTICLE VII.  Potential Conflicts

7.1. The Fund Board will monitor the Fund for the existence of any irreconcilable material conflict among the interests of the contractowners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by Participating Insurance Companies or by variable annuity and variable life insurance contractowners; or (f) a decision by an insurer to disregard the voting instructions of contractowners. The Fund Board will promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

7.2. The Company will report any potential or existing conflicts of which it is aware to the Fund Board. The Company agrees to assist the Fund Board in carrying out its responsibilities, as delineated in the Mixed and Shared Funding Exemptive Order, by providing the Fund Board with all information reasonably necessary for the Fund Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Fund Board whenever contractowner voting instructions are to be disregarded. The Fund Board will record in its minutes, or other appropriate records, all reports received by it and all action with regard to a conflict.

7.3. If it is determined by a majority of the Fund Board, or a majority of its disinterested directors, that an irreconcilable material conflict exists, the Company and other Participating Insurance Companies will, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (a) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contractowners and, as appropriate, segregating the assets of any appropriate group (i.e., variable ---- annuity contractowners or variable life insurance contractowners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contractowners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard contractowner voting instructions, and such disregard of voting instructions could conflict with the majority of contractowner voting instructions, and the Company's judgment represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected subaccount of the Account's investment in the Fund and terminate this Agreement with respect to such subaccount; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the disinterested directors of the Fund Board. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six
     (6) months after the Fund gives written notice to the Company that this provision is being implemented. Until the end of such six-month period the Underwriter and Fund will, to the extent permitted by law and any exemptive relief previously granted to the Fund, continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state insurance regulators, then the Company will withdraw the affected subaccount of the Account's investment in the Fund and terminate this Agreement with respect to such subaccount; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the disinterested directors of the Fund Board. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice to the Company that this provision is being implemented. Until the end of such six-month period the Advisor and Fund will, to the extent permitted by law and any exemptive relief previously granted to the Fund, continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Fund Board will determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company will not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of contractowners affected by the irreconcilable material conflict.

7.7. The Company will at least annually submit to the Fund Board such reports, materials or data as the Fund Board may reasonably request so that the Fund Board may fully carry out the duties imposed upon it as delineated in the Mixed and Shared Funding Exemptive Order, and said reports, materials and data will be submitted more frequently if deemed appropriate by the Fund Board.

7.8. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then: (a) the Fund and/or the Participating Insurance Companies, as appropriate, will take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.5, 3.6, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement will continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII.  Indemnification

8.1.     Indemnification By The Company

(a) The Company agrees to indemnify and hold harmless the Fund, the Underwriter, and each person, if any, who controls or is associated with the Fund or the Underwriter within the meaning of such terms under the federal securities laws and any director, trustee, officer, partner, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                  (1) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or statement of additional information for the
                           Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Underwriter or the Fund for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (2) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the Fund registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Fund (or any amendment or supplement) not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

                  (3) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Fund registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Fund (or amendment or supplement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make such statements not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company or persons under its control; or

                  (4) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

                  (5) arise out of any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement;

                  except to the extent provided in Sections 8.1(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Company otherwise may have.

         (b) No party will be entitled to indemnification under Section 8.1(a) if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement by the party seeking indemnification.

         (c) The Indemnified Parties promptly will notify the Company of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

8.2.     Indemnification By The Underwriter

         (a) The Underwriter agrees to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws and any director, trustee, officer, partner, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.2)
                  against  any  and  all  losses,  claims,  expenses,   damages,
                  liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                  (1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Fund or in sales literature of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (2) arise out of or as a result of statements or representations (other than statements or representations contained in the Contracts or in the Contract or Fund registration statements, prospectuses or statements of additional information or sales literature or other promotional material for the Contracts or of the Fund (or any amendment or supplement) not supplied by the Underwriter or the Fund or persons under the control of the Underwriter or the Fund respectively) or wrongful conduct of the Underwriter or the Fund or persons under the control of the Underwriter or the Fund respectively, with respect to the sale or distribution of the Contracts or Fund shares; or

                  (3) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature or other promotional material covering the Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statement or statements not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Underwriter or the Fund or persons under the control of the Underwriter or the Fund; or

                  (4) arise as a result of any failure by the Fund or the Underwriter to provide the services and furnish the materials under the terms of this Agreement
                           (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements and procedures related thereto specified in Article VI of this Agreement); or

                  (5) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter or the Fund in this Agreement, or arise out of or result from any other material breach of this Agreement by the Underwriter or the Fund;

                  except to the extent provided in Sections 8.2(b) and 8.4 hereof.

         (b) No party will be entitled to indemnification under Section 8.2(a) if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement by the party seeking indemnification.

         (c) The Indemnified Parties will promptly notify the Underwriter and the Fund of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Account.

8.3.     Indemnification By the Fund

(a) The Fund agrees to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws and any director, trustee, officer, partner, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:

                  (1) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI); or

                  (2) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund; or

                  (3) arise out of or result from the incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate;

                  except to the extent provided in Sections 8.3(b) and 8.4 hereof.

         (b) No party will be entitled to indemnification under Section 8.3(a) if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations and duties under this Agreement by the party seeking indemnification.

         (c) The Indemnified Parties will promptly notify the Fund of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Account.

         (d) It is understood and expressly stipulated that neither the holders of shares of the Fund nor any Fund Board member, officer, agent or employee of the Fund shall be personally liable hereunder, nor shall any resort be had to other private property for the satisfaction of any claim or obligation hereunder, but the Fund only shall be liable.

8.4.     Indemnification Procedure

         Any person obligated to provide indemnification under this Article VIII ("Indemnifying Party" for the purpose of this Section 8.4) will not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this Article VIII ("Indemnified Party" for the purpose of this
         Section 8.4) unless such Indemnified Party will have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim will have been served upon such Indemnified Party (or after such party will have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim will not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VIII, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also will be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless: (a) the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII will survive any termination of this Agreement.

ARTICLE IX.  Applicable Law

9.1. This Agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Minnesota.

9.2. This Agreement will be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof will be interpreted and construed in accordance therewith.

ARTICLE X.  Termination

10.1. This Agreement will terminate:

         (a) at the option of any party, with or without cause, with respect to some or all of the Designated Portfolios, upon sixty (60) days advance written notice to the other parties or, if later, upon receipt of any required exemptive relief or orders from the SEC, unless otherwise agreed in a separate written agreement among the parties; or

         (b) at the option of the Company, upon receipt of the Company's written notice by the other parties, with respect to any Designated Portfolio if shares of the Designated Portfolio are not reasonably available to meet the requirements of the Contracts as determined in good faith by the Company; or

         (c) at the option of the Company, upon receipt of the Company's written notice by the other parties, with respect to any Designated Portfolio in the event any of the Designated
                  Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Company; or

         (d) at the option of the Fund, upon receipt of the Fund's written notice by the other parties, upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Account, or the purchase of the Fund shares, provided that the Fund determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

         (e) at the option of the Company, upon receipt of the Company's written notice by the other parties, upon institution of formal proceedings against the Fund or the Underwriter by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, regarding the Fund's or the Underwriter's duties under this Agreement or related to the sale of Fund shares or the administration of the Fund, provided that the Company determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Fund's or the Underwriter's ability to perform its obligations under this Agreement; or

         (f) at the option of the Company, upon receipt of the Company's written notice by the other parties, if the Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, or under any successor or similar provision, or if the Company reasonably and in good faith believes that the Fund may fail to so qualify; or

         (g) at the option of the Company, upon receipt of the Company's written notice by the other parties, with respect to any Designated Portfolio if the Fund fails to meet the diversification requirements specified in Article VI hereof or if the Company reasonably and in good faith believes the Fund may fail to meet such requirements; or

         (h) at the option of any party to this Agreement, upon written notice to the other parties, upon another party's material breach of any provision of this Agreement; or

         (i) at the option of the Company, if the Company determines in its sole judgment exercised in good faith, that either the Fund or the Underwriter has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or

         (j) at the option of the Fund or the Underwriter, if the Fund or Underwriter respectively, determines in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund or the Underwriter, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or

         (k) at the option of the Company or the Fund upon receipt of any necessary regulatory approvals and/or the vote of the contractowners having an interest in the Account (or any subaccount) to substitute the shares of another investment company for the corresponding Designated Portfolio shares of the Fund in accordance with the terms of the Contracts for which those Designated Portfolio shares had been selected to serve as the underlying investment media. The Company will give sixty (60) days' prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Fund's shares; or

         (l) at the option of the Company or the Fund upon a determination by a majority of the Fund Board, or a majority of the disinterested Fund Board members, that an irreconcilable material conflict exists among the interests of: (1) all contractowners of variable insurance products of all separate accounts; or (2) the interests of the Participating Insurance Companies investing in the Fund as set forth in Article VII of this Agreement; or

         (m) at the option of the Fund in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law. Termination will be effective immediately upon such occurrence without notice.

10.2.    Notice Requirement

         (a) No termination of this Agreement will be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice will set forth the basis for the termination.

         (b) In the event that any termination of this Agreement is based upon the provisions of Article VII, such prior written notice will be given in advance of the effective date of termination as required by such provisions.

10.3.    Effect of Termination

         Notwithstanding any termination of this Agreement, the Fund and the Underwriter will, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts.") . Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Portfolios (as in effect on such date), redeem investments in the Portfolios and/or invest in the Portfolios upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.3 will not apply to any terminations under Article VII and the effect of such Article VII terminations will be governed by Article VII of this Agreement.

10.4     Surviving Provisions

         Notwithstanding any termination of this Agreement, each party's obligations under Article VIII to indemnify other parties will survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.

ARTICLE XI.  Notices

11.1 Any notice will be deemed duly given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

         If to the Company:

         American Enterprise Life Insurance Company
         80 South 8th Street
         Minneapolis, MN  55402
         Minneapolis, MN  55402
         Attn:    James E. Choat
                  President

         With a simultaneous copy to:

         Law Department (Unit 52)
         American Enterprise Life Insurance Company
         80 South 8th Street
         Minneapolis, MN  55402

         If to the Fund or the Underwriter:

                  Templeton Variable Products Series Fund,
                  Franklin Templeton Variable Insurance Products Trust or Franklin Templeton Distributors, Inc.
                  700 Central Avenue

                  St. Petersburg, FL  33701
                  Attn:    Thomas M. Mistele
                           Secretary

ARTICLE XII.  Miscellaneous

12.1. All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the directors, trustees, officers, partners, employees, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

12.2.The  Fund  and the  Underwriter  acknowledge  that  the  identities  of the customers of the Company or any of its affiliates (collectively the "Protected Parties" for purposes of this Section 12.2), information maintained regarding those customers, and all computer programs and procedures or other information developed or used by the Protected Parties or any of their employees or agents in connection with the Company's performance of its duties under this Agreement are the valuable property of the Protected Parties. The Fund and the Underwriter agree that if they come into possession of any list or compilation of the identities of or other information about the Protected Parties' customers, or any other information or property of the Protected Parties, other than such information as may be independently developed or compiled by the Fund or the Underwriter from information supplied to them by the Protected Parties' customers who also maintain accounts directly with the Fund or the Underwriter, the Fund and the Underwriter will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with the Company's prior written consent; or (b) as required by law or judicial process. The Fund and the Underwriter acknowledge that any breach of the agreements in this Section 12.2 would result in immediate and irreparable harm to the Protected Parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the Protected Parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4.    This  Agreement  may  be  executed   simultaneously   in  two  or  more
         counterparts, each of which taken together will constitute one and the same instrument.

12.5. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.

12.6.This Agreement will not be assigned by any party hereto without the prior written consent of all the parties.

12.7. Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. The Fund agrees that the Company will have the right to inspect, audit and copy all records pertaining to the performance of services under this Agreement pursuant to the requirements of any state insurance department.

12.8 Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.


12.9. The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Accounts or the Designated Portfolios of the Fund or other applicable terms of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.


                                    AMERICAN ENTERPRISE LIFE INSURANCE COMPANY


SEAL                                 By:

                                     Name:

                                     Title:



                                     ATTEST

                                     By:

                                     Name:

                                     Title:


                                     TEMPLETON VARIABLE PRODUCTS
                                     SERIES FUND


SEAL                                 By:

                                     Name:

                                     Title:

              FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST


SEAL                                        By:
                                            Name:
                                            Title:



                                     FRANKLIN TEMPLETON DISTRIBUTORS, INC.


SEAL                                 By:

                                     Name:

                                     Title:

                                   Schedule 1
                             PARTICIPATION AGREEMENT
                                  By and Among

                   AMERICAN ENTERPRISE LIFE INSURANCE COMPANY

                                       And
                     TEMPLETON VARIABLE PRODUCTS SERIES FUND
                                       And

              FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
                                       And

                      FRANKLIN TEMPLETON DISTRIBUTORS, INC.



The following separate accounts of American Enterprise Life Insurance Company are permitted in accordance with the provisions of this Agreement to invest in Designated Portfolios of the Fund shown in Schedule 2:

         American Enterprise Variable Annuity Account, established July 15, 1987 American Enterprise Variable Life Account, established July 15, 1987






                           , 1999

                                   Schedule 2
                             PARTICIPATION AGREEMENT
                                  By and Among

                   AMERICAN ENTERPRISE LIFE INSURANCE COMPANY

                                       And
                     TEMPLETON VARIABLE PRODUCTS SERIES FUND
                                       And

              FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
                                       And

                      FRANKLIN TEMPLETON DISTRIBUTORS, INC.




The Separate Account(s) shown on Schedule 1 may invest in the following Designated Portfolios of the Templeton Variable Products Series Fund:


         Templeton International Fund - Class 2

The Separate Account(s) shown on Schedule 1 may invest in the following Designated Portfolios of the Franklin Templeton Variable Insurance Products
Trust:

         Income Securities Fund - Class 2
         Templeton International Smaller Companies Fund - Class 2 Mutual Shares Securities Fund - Class 2 Real Estate Securities Fund - Class 2 Small Cap Fund - Class 2 Value Securities Fund - Class 2






                           , 1999

                                   Schedule 3
                             PARTICIPATION AGREEMENT
                                  By and Among
                   AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                                       And
                     TEMPLETON VARIABLE PRODUCTS SERIES FUND
                                       And
              FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
                                       And
                      FRANKLIN TEMPLETON DISTRIBUTORS, INC.


                                RULE 12b-1 PLANS
                              Compensation Schedule

Each portfolio named below shall pay the following amounts pursuant to the terms and conditions referenced below under it Class 2 12b-1 Distribution Plan, stated as a percentage per year of Class 2's average daily net assets represented by shares of Class 2.

Portfolio Name                                       Maximum Annual Payment Rate

TVP Templeton International Fund                                           0.25%
FTVIP Income Securities Fund                                               0.25%
FTVIP Templeton International Smaller Companies Fund
                                                                           0.25%
FTVIP Mutual Shares Securities Fund                                        0.25%
FTVIP Real Estate Securities Fund                                          0.25%
FTVIP Small Cap Fund                                                       0.25%
FTVIP Value Securities Fund                                                0.25%


                              Agreement Provisions

If the Company, on behalf of any Account, purchases Fund Portfolio shares ("Eligible Shares") which are subject to a Rule 12b-1 Plan adopted under the 1940 Act (the "Plan"), the Company may participate in the Plan.

To the extent the Company or its affiliates, agents or designees (collectively "you") provide administrative and other services which assist in the promotion and distribution of Eligible Shares or Variable Contracts offering Eligible Shares, the Underwriter, the Fund or their affiliates (collectively, "we") may pay you a Rule 12b1 fee. "Administrative and other services" may include, but are not limited to, furnishing personal services to owners of Contracts which may invest in Eligible Shares ("Contract Owners"), answering routine inquiries regarding a Portfolio, coordinating responses to Contract Owner inquiries regarding the Portfolios, maintaining such accounts or providing such other enhanced services as a Fund Portfolio or Contract may require, maintaining customer accounts and records, or providing other services eligible for service fees as defined under NASD rules. Your acceptance of such compensation is your acknowledgment that eligible services have been rendered. All Rule 12b-1 fees shall be based on the value of Eligible Shares owned by the Company on behalf of its Accounts, and shall be calculated on the basis and at the rates set forth in the compensation Schedule stated above. The aggregate annual fees paid pursuant to each Plan shall not exceed the amounts stated as the "annual maximums" in the Portfolio's prospectus, unless an increase is approved by shareholders as provided in the Plan. These maximums shall be a specified percent of the value of a Portfolio's net assets attributable to Eligible Shares owned by the Company on behalf of its Accounts (determined in the same manner as the Portfolio uses to compute its net assets as set forth in its effective Prospectus).

You shall furnish us with such information as shall reasonably be requested by the Fund's Boards of Trustees ("Trustees") with respect to the Rule 12b-1 fees paid to you pursuant to the Plans. We shall furnish to the Trustees, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

The Plans and provisions of any agreement relating to such Plans must be approved annually by a vote of the Trustees, including the Trustees who are not interested persons of the Fund and who have no financial interest in the Plans or any related agreement ("Disinterested Trustees"). Each Plan may be terminated at any time by the vote of a majority of the disinterested Trustees, or by a vote of a majority of the outstanding shares as provided in the Plan on sixty
(60) days' written notice, without payment of any penalty. The Plans may also be terminated by any act that terminates the administration agreement between Franklin advisers, Inc. or Templeton Investment Counsel, Inc. or their affiliates and the Fund. Continuation of the Plans is also conditioned on Disinterested Trustees being ultimately responsible for selecting and nominating any new Disinterested Trustees. Under Rule 12b-1, the Trustees have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued. Under Rule 12b-1, the Fund in permitted to implement or continue Plans or the provisions of any agreement relating to such Plans from year-to-year only if, based on certain legal considerations, the Trustees are able to conclude that the Plans will benefit each affected Fund Portfolio and class. Absent such yearly determination, the Plans must be terminated as set forth above. In the event of the termination of the Plans for any reason, the provisions of this Schedule 3 relating to the Plans will also terminate.

Any obligation assumed by the Fund pursuant to this Agreement shall be limited in all cases to the assets of the Fund and no person shall seek satisfaction thereof from shareholders of the Fund. You agree to waive payment of any amounts payable to you by Underwriter under a Plan until such time as the Underwriter has received such fee from the Fund.

The   provisions  of  the  plans  shall  control  over  the  provisions  of  the
Participation Agreement, including this Schedule 3, in the event of any inconsistency.

You agree to provide complete disclosure as required by all applicable statues, rules and regulations of all 12b-1 fees received from us in the prospectus of the contracts.




                           , 1999